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                                   Exhibit 11(d)
         Certified Resolution of Board authorizing signature on behalf of
                      Registrant pursuant to power of attorney




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                              SECRETARY'S CERTIFICATE

     I, Lisa A. Rosen, Secretary of St. Clair Funds, Inc. ("St. Clair"), hereby certify that the following resolution authorizing Paul Roye, Lisa A. Rosen and Cynthia Surprise to sign St. Clair's Registration Statement on behalf of Lee Munder, President of St. Clair, has been adopted, at a meeting of the Board of Directors duly called and held on February 24, 1998, at which a quorum was present and acting throughout:

     RESOLVED, that Paul Roye, Lisa A. Rosen and Cynthia Surprise be, and hereby are authorized to execute and sign on behalf of Lee Munder, President of St. Clair, all amendments and supplements to the St. Clair's Registration Statements on Form N-1A pursuant to a power of attorney from Lee Munder and hereby ratifies the execution of such Registration Statements by such persons.



Dated:  February 27, 1998     /s/ Lisa A. Rosen
                              -----------------
                              Lisa A. Rosen, Secretary
                              St. Clair Funds, Inc.